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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
                            -------------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE
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               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
                     A TRUSTEE PURSUANT TO SECTION 305(b)(2)
                    ----------------------------------------

                                  CHEMICAL BANK
               (Exact name of trustee as specified in its charter)

     New York                                       13-4994650
(State of incorporation                          (I.R.S. employer
if not a national bank)                         identification No.)

            270 Park Avenue
          New York, New York                            10017
(Address of principal executive offices)              (Zip Code)

                               William H. McDavid
                                 General Counsel
                                 270 Park Avenue
                            New York, New York 10017
                               Tel: (212) 270-2611
            (Name, address and telephone number of agent for service)
                  ---------------------------------------------
                            CHECKPOINT SYSTEMS, INC.
               (Exact name of obligor as specified in its charter)

       Pennsylvania                                         22-1895850
(State or other jurisdiction of                          (I.R.S. employer
incorporation or organization)                          identification No.)

           101 Wolf Drive
            P.O. Box 188
        Thorofare, New Jersey                                 08086
(Address of principal executive offices)                    (Zip Code)

                  -------------------------------------------

               5 1/4% Convertible Subordinated Debentures due 2005
                       (Title of the indenture securities)

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                                     GENERAL

Item 1.  General Information.

         Furnish the following information as to the trustee:

         (a)  Name and address of each examining or supervising authority to which it is subject.

              New York State Banking Department, State House, Albany, New York  12110.

              Board of Governors of the Federal Reserve System, Washington, D.C., 20551

              Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

              Federal Deposit Insurance Corporation, Washington, D.C., 20429.


         (b)  Whether it is authorized to exercise corporate trust powers.

              Yes.


Item 2.  Affiliations with the Obligor.

         If the obligor is an affiliate of the trustee, describe each such affiliation.

         None.



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Item 16.   List of Exhibits

           List below all exhibits filed as a part of this Statement of Eligibility.

           1. A copy of the Articles of Association of the Trustee as now in effect, including the Organization Certificate and the Certificates of Amendment dated February 17, 1969, August 31, 1977, December 31, 1980, September 9, 1982, February 28, 1985 and December 2, 1991 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

           2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

           3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

           4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 33-84460, which is incorporated by reference).

           5.  Not applicable.

           6. The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

           7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

           8.  Not applicable.

           9.  Not applicable.






                                    SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, Chemical Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 15th day of February, 1996.

                                  CHEMICAL BANK


                                                 By  /s/ David G. Safer
                                                     --------------------------
                                                     David G. Safer
                                                     Senior Trust Officer

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                              Exhibit 7 to Form T-1


                                Bank Call Notice

                             RESERVE DISTRICT NO. 2
                       CONSOLIDATED REPORT OF CONDITION OF

                                  Chemical Bank
                  of 270 Park Avenue, New York, New York 10017
                     and Foreign and Domestic Subsidiaries,
                     a member of the Federal Reserve System,

           at the close of business September 30, 1995, in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.



                                                                    Dollar Amounts
                     ASSETS                                           in Millions
                                                                    --------------
Cash and balances due from depository institutions:
     Noninterest-bearing balances and
     currency and coin ..........................................      $  5,319
     Interest-bearing balances ..................................         3,591
Securities:
Held to maturity securities .....................................         6,402
Available for sale securities ...................................        22,966
Federal Funds sold and securities purchased under
     agreements to resell in domestic offices of the
     bank and of its Edge and Agreement subsidiaries,
     and in IBF's:
     Federal funds sold .........................................         1,088
     Securities purchased under agreements to resell ............         1,015
Loans and lease financing receivables:
     Loans and leases, net of unearned income ....... $ 76,064
     Less: Allowance for loan and lease losses ......    1,878
     Less: Allocated transfer risk reserve ..........      104
                                                      --------
     Loans and leases, net of unearned income,
     allowance, and reserve .....................................        74,082
Trading Assets ..................................................        28,967
Premises and fixed assets (including capitalized
     leases) ....................................................         1,380
Other real estate owned .........................................            65
Investments in unconsolidated subsidiaries and
     associated companies .......................................           160
Customer's liability to this bank on acceptances
     outstanding ................................................         1,187
Intangible assets ...............................................           467
Other assets ....................................................         6,418
                                                                       --------

TOTAL ASSETS ....................................................      $153,107
                                                                       ========


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                                   LIABILITIES


Deposits
     In domestic offices ........................................     $  44,067
     Noninterest-bearing .............................. $  14,227
     Interest-bearing .................................    29,840
                                                        ---------
     In foreign offices, Edge and Agreement subsidiaries,
     and IBF's ..................................................        37,004
Noninterest-bearing ................................... $     173
     Interest-bearing .................................    36,831
                                                        ---------
Federal funds purchased and securities sold under
agreements to repurchase in
domestic offices of the bank and
     of its Edge and Agreement subsidiaries, and in IBF's
     Federal funds purchased ....................................        16,136
     Securities sold under agreements to repurchase .............         1,274
Demand notes issued to the U.S. Treasury ........................           903
Trading liabilities .............................................        22,513
Other Borrowed money:
     With original maturity of one year or less .................        11,674
With original maturity of more than one year ....................           613
Mortgage indebtedness and obligations under capitalized
     leases .....................................................            16
Bank's liability on acceptances executed and outstanding ........         1,190
Subordinated notes and debentures ...............................         3,411
Other liabilities ...............................................         6,333

TOTAL LIABILITIES ...............................................       145,134
                                                                      ---------


                                 EQUITY CAPITAL

Common stock ....................................................           620
Surplus .........................................................         4,611
Undivided profits and capital reserves ..........................         2,890
Net unrealized holding gains (Losses)
on available-for-sale securities ................................          (156)
Cumulative foreign currency translation adjustments .............             8

TOTAL EQUITY CAPITAL ............................................         7,973
                                                                      ---------
TOTAL LIABILITIES, LIMITED-LIFE PREFERRED
     STOCK AND EQUITY CAPITAL ...................................     $ 153,107
                                                                      =========


I, Joseph L. Sclafani, S.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                               JOSEPH L. SCLAFANI


We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.


                                    WALTER V. SHIPLEY       )
                                    EDWARD D. MILLER        )DIRECTORS
                                    WILLIAM B. HARRISON     )



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